


                                                   [EXECUTION COPY]









                                                  EIGHTH AMENDED AND RESTATED
                                                      CREDIT AGREEMENT


                                              Dated as of September 27, 1996


                                                           among


                                                       AIRGAS, INC.,
                                                       as Borrower,


                                                    THE SEVERAL LENDERS
                                              FROM TIME TO TIME PARTY HERETO


                                                            AND


                                                    NATIONSBANK, N.A.,
                                                         as Agent

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
                                                     TABLE OF CONTENTS

SECTION 1  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.1 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2 Computation of Time Periods. . . . . . . . . . . . . . . . . . 18
         1.3 Accounting Terms.. . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 2  CREDIT FACILITIES. . . . . . . . . . . . . . . . . . . . . . . . 19
         2.1 Revolving Loans. . . . . . . . . . . . . . . . . . . . . . . . 19
         2.2 Competitive Loan Subfacility.. . . . . . . . . . . . . . . . . 21
         2.3 Letter of Credit Subfacility.. . . . . . . . . . . . . . . . . 23
         2.4 Swingline Loan Subfacility.. . . . . . . . . . . . . . . . . . 28
SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES . . . . . . . . . 30
         3.1 Default Rate.. . . . . . . . . . . . . . . . . . . . . . . . . 30
         3.2 Extension and Conversion.. . . . . . . . . . . . . . . . . . . 30
         3.3 Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . 31
         3.4 Termination and Reduction of Revolving Committed Amount. . . . 32
         3.5 Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         3.6 Capital Adequacy.. . . . . . . . . . . . . . . . . . . . . . . 34
         3.7 Inability To Determine Interest Rate.. . . . . . . . . . . . . 34
         3.8 Illegality.. . . . . . . . . . . . . . . . . . . . . . . . . . 35
         3.9 Requirements of Law. . . . . . . . . . . . . . . . . . . . . . 35
         3.10 Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         3.11 Indemnity.. . . . . . . . . . . . . . . . . . . . . . . . . . 38
         3.12 Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . 39
         3.13 Sharing of Payments.. . . . . . . . . . . . . . . . . . . . . 40
         3.14 Payments, Computations, Etc.. . . . . . . . . . . . . . . . . 40
SECTION 4  CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         4.1 Closing Conditions.. . . . . . . . . . . . . . . . . . . . . . 42
         4.2 Conditions to all Extensions of Credit.. . . . . . . . . . . . 43
SECTION 5  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 44
         5.1 Financial Condition. . . . . . . . . . . . . . . . . . . . . . 44
         5.2 No Change. . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         5.3 Organization; Existence; Compliance with Law.. . . . . . . . . 45
         5.4 Power; Authorization; Enforceable Obligations. . . . . . . . . 45
         5.5 No Legal Bar.. . . . . . . . . . . . . . . . . . . . . . . . . 46
         5.6 No Material Litigation.. . . . . . . . . . . . . . . . . . . . 46
         5.7 No Default.. . . . . . . . . . . . . . . . . . . . . . . . . . 46
         5.8 Ownership of Property; Liens.. . . . . . . . . . . . . . . . . 46
         5.9 Intellectual Property. . . . . . . . . . . . . . . . . . . . . 46
         5.10 No Burdensome Restrictions. . . . . . . . . . . . . . . . . . 47
         5.11 Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         5.12 ERISA.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         5.13 Governmental Regulations, Etc.. . . . . . . . . . . . . . . . 48
         5.14 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . 49
         5.15 Purpose of Loans and Letters of Credit. . . . . . . . . . . . 49
         5.16 Environmental Matters.. . . . . . . . . . . . . . . . . . . . 49
SECTION 6  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 51
         6.1 Information Covenants. . . . . . . . . . . . . . . . . . . . . 51
         6.2 Preservation of Existence and Franchises.. . . . . . . . . . . 53
         6.3 Books and Records. . . . . . . . . . . . . . . . . . . . . . . 53
         6.4 Compliance with Law. . . . . . . . . . . . . . . . . . . . . . 53
         6.5 Payment of Taxes and Other Indebtedness. . . . . . . . . . . . 53
         6.6 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         6.7 Maintenance of Property. . . . . . . . . . . . . . . . . . . . 54
         6.8 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 54
         6.9 Audits/Inspections.. . . . . . . . . . . . . . . . . . . . . . 54
         6.10 Financial Covenants.. . . . . . . . . . . . . . . . . . . . . 54
         6.11 Maintenance of Designation Rights - National Welders Board of
              Directors.  . . . . . . . . . . . . . . . . . . . . . . . . . 55
SECTION 7  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 55
         7.12 Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . 55
         7.13 Liens.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 55


         7.14 Nature of Business. . . . . . . . . . . . . . . . . . . . . . 56
         7.15 Consolidation, Merger or Sale.. . . . . . . . . . . . . . . . 56
         7.16 Restricted Payments.. . . . . . . . . . . . . . . . . . . . . 56
         7.17 Prepayments of Indebtedness, Etc. . . . . . . . . . . . . . . 57
         7.18 Fiscal Year.. . . . . . . . . . . . . . . . . . . . . . . . . 57
         7.19 Limitation on Restrictions on Subsidiary Dividends and Other
         Distributions, Etc.. . . . . . . . . . . . . . . . . . . . . . . . 57
         7.20 Issuance and Sale of Subsidiary Stock.. . . . . . . . . . . . 58
         7.21 No Further Negative Pledges.. . . . . . . . . . . . . . . . . 58
SECTION 8  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 58
         8.1 Events of Default. . . . . . . . . . . . . . . . . . . . . . . 58
         8.2 Acceleration; Remedies.. . . . . . . . . . . . . . . . . . . . 61
SECTION 9  AGENCY PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . 62
         9.1 Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . 62
         9.2 Delegation of Duties.. . . . . . . . . . . . . . . . . . . . . 62
         9.3 Exculpatory Provisions.. . . . . . . . . . . . . . . . . . . . 62
         9.4 Reliance on Communications.. . . . . . . . . . . . . . . . . . 63
         9.5 Notice of Default. . . . . . . . . . . . . . . . . . . . . . . 63
         9.6 Non-Reliance on Agent and Other Lenders. . . . . . . . . . . . 64
         9.7 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 64
         9.8 Agent in its Individual Capacity.. . . . . . . . . . . . . . . 65
         9.9 Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 10  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 65
         10.1 Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         10.2 Right of Set-Off. . . . . . . . . . . . . . . . . . . . . . . 66
         10.3 Benefit of Agreement. . . . . . . . . . . . . . . . . . . . . 67
         10.4 No Waiver; Remedies Cumulative. . . . . . . . . . . . . . . . 69
         10.5 Payment of Expenses, Etc. . . . . . . . . . . . . . . . . . . 69
         10.6 Amendments, Waivers and Consents. . . . . . . . . . . . . . . 70
         10.7 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 71
         10.8 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         10.9 Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         10.10 Governing Law; Submission to Jurisdiction; Venue.. . . . . . 71
         10.11 Severability.. . . . . . . . . . . . . . . . . . . . . . . . 72
         10.12 Entirety.. . . . . . . . . . . . . . . . . . . . . . . . . . 72
         10.13 Binding Effect; Termination of Existing Credit Agreement;
               Termination of This Credit Agreement. . . . . . . . . . . .  72
         10.14 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . 73
         10.15 Conflict.. . . . . . . . . . . . . . . . . . . . . . . . . . 73
         10.16 Obligations Senior to Subordinated Debt. . . . . . . . . . . 73
         10.17 Currency Conversions.. . . . . . . . . . . . . . . . . . . . 74
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                                     SCHEDULES

Schedule 1.1A               Applicable Percentages
Schedule 1.1B               Existing Letters of Credit
Schedule 1.1C               National Welders Liens
Schedule 1.1D               Liens
Schedule 2.1(a)             Lenders
Schedule 2.1(b)(i)          Form of Notice of Borrowing
Schedule 2.1(e)             Form of Revolving Note
Schedule 2.2(i)             Form of Competitive Note
Schedule 2.4(d)             Form of Swingline Note
Schedule 3.2                Form of Notice of Extension/Conversion
Schedule 4.1(h)             Form of Legal Opinion
Schedule 5.6                Litigation
Schedule 5.14               Subsidiaries
Schedule 6.1(c)             Form of Officer's Compliance Certificate
Schedule 10.3               Form of Assignment and Acceptance

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
                           EIGHTH AMENDED AND RESTATED
                                CREDIT AGREEMENT


         THIS EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 27, 1996 (the "Credit Agreement"), is by and among AIRGAS, INC., a Delaware corporation (the "Borrower"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders") and NATIONSBANK, N.A., as agent for the Lenders (in such capacity, the "Agent").

                            W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide a $500,000,000 credit facility for the purposes hereinafter set forth;

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                                  DEFINITIONS

         1.1       Definitions.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                   "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                   "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                   "Agent's Fee Letter" means that certain letter agreement, dated as of the Closing Date between the Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                   "Agent's Fees" shall have the meaning assigned to such term in Section 3.5(c).

                   "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a), the applicable rate of the Standby Letter of Credit Fee for any day for purposes of
Section 3.5(b)(i), the appropriate applicable percentage, as shown on Schedule 1.1A, corresponding to the higher of the long term credit ratings of the Borrower by S&P and Moody's in effect as of such date; provided, however, in the event that the long term credit ratings of the Borrower by S&P and Moody's for any day differ by more than one Pricing Level, the Applicable Percentage


for such day shall be the appropriate applicable percentage corresponding to the Pricing Level which is one Pricing Level higher than the Pricing Level corresponding to the lower of the long term credit ratings of the Borrower by S&P and Moody's in effect as of such date. The initial Applicable Percentages shall be based on Pricing Level IV (as shown on Schedule 1.1A).

                   "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                   "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or ordering the winding up or liquidation of its affairs; or (ii) a court or governmental agency having jurisdiction in the premises shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property and such decree or order shall remain undismissed for a period of sixty (60) consecutive days; or (iii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iv) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or
(v) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                   "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 2 of 1% or
(b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                   "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                   "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.





                   "Borrower's Obligations" means, without duplication, all of the obligations of the Borrower to the Lenders (including the Issuing Lender and the Swingline Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents.

                   "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England, Charlotte, North Carolina and New York, New York.

                   "Calculation Date" means the last day of each fiscal quarter of the Borrower.

                   "Canadian Subsidiary" means a direct or indirect Subsidiary of the Borrower which is organized and existing under the laws of Canada or any province or other political subdivision thereof.

                   "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                   "Closing Date" means the date hereof.

                   "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                   "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender, (ii) with respect to the Swingline Lender, the Swingline Commitment, and (iii) with respect to the Issuing Lender, the LOC Commitment.

                   "Commitment Percentage" means, for any Lender, the percentage identified as its Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.3.

                   "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to the terms of Section 2.2.

                   "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender in accordance with the provisions of Section 2.2, the fixed rate of interest offered by the Lender making the Competitive Bid.

                   "Competitive Loan" means a loan made by a Lender in its discretion pursuant to the provisions of Section 2.2.

                   "Competitive Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.2(f) and evidencing the Competitive Loans, if any, of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

                   "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Operating Income for such period, (ii) depreciation expense of the Borrower and its Subsidiaries on a consolidated basis for such period and (iii)



amortization expense of the Borrower and its Subsidiaries on a consolidated basis for such period, all as determined in accordance with GAAP.

                   "Consolidated Fixed Charge Coverage Ratio" means, as of any Calculation Date, the ratio of (i) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date to (ii) Consolidated Interest Expense for the four-quarter period ended as of such Calculation Date.

                   "Consolidated Funded Indebtedness Coverage Ratio" means, as of any Calculation Date, the ratio of (i) total Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such Calculation Date to (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date.

                   "Consolidated Interest Expense" means, for any period, consolidated interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

                   "Consolidated Long Term Debt" means, at any time, all items which, in accordance with GAAP, would be classified as long term debt on a consolidated balance sheet of the Borrower and its Subsidiaries.

                   "Consolidated Net Income" means, for any period, net income (excluding extraordinary items) after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                   "Consolidated Net Worth" means, at any time, consolidated net stockholders' equity of the Borrower and its Subsidiaries determined in accordance with GAAP but excluding any capital stock or other equity interests to which an outstanding Redemption Obligation relates.

                   "Consolidated Operating Income" means, for any period, (i) the sum, without duplication, of (a) the amount by which total operating revenues for such period for the Borrower and its Subsidiaries exceed total operating expenses for such period for the Borrower and its Subsidiaries, plus
(b) consolidated cash income of the Borrower and its Subsidiaries for such period from investments in partnerships, joint ventures or similar investments, plus (ii) on and after such time, if ever, as National Welders is required to be consolidated with the Borrower in accordance with GAAP and to the extent not included in the amount determined pursuant to clause (i) above, the amount by which total operating revenues for such period for National Welders exceed total operating expenses for such period for National Welders, plus (iii) to the extent not included in the amount determined pursuant to clause (i) above, the amount by which total operating revenues for such period for any Person which became a Subsidiary of the Borrower as the result of a Material Acquisition during such period exceed total operating expenses for such period for such Person, all as determined in accordance with GAAP.

                   "Consolidated Total Assets" means, at any time, all items which would, in accordance with GAAP, be classified as assets (other than intangible assets) on a consolidated balance sheet of the Borrower and its Subsidiaries.

                   "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, the Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                   "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                   "Dollars" and "$" means dollars in lawful currency of the United States of America.

                   "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                   "ERISA Affiliate" means an entity which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                   "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                   "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

          Eurodollar Rate  =          Interbank Offered Rate
                                      _________________________________
                                      1 - Eurodollar Reserve Percentage


                   "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                   "Event of Default" means such term as defined in Section
8.1.

                   "Excess Net Proceeds" means the Net Proceeds of any sale of Property made pursuant to Section 7.4(b)(iv) to the extent that such Net Proceeds relate to Property which either (i) together with all other Property


sold pursuant to Section 7.4(b)(iv) during the then current fiscal year, exceeds in aggregate net book value 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year or (ii) together with all other Property sold pursuant to Section 7.4(b)(iv) after the Closing Date, exceeds in aggregate net book value 25% of Consolidated Total Assets as of the end of the immediately preceding fiscal year.

                   "Executive Officer" means the chief executive officer, chief operating officer or chief financial officer of the Borrower.

                   "Existing Credit Agreement" means that certain Seventh Amended and Restated Loan Agreement dated as of August 10, 1995, as amended from time to time thereafter, among the Borrower, the lenders party thereto and NationsBank, N.A. (Carolinas) (predecessor in interest to NationsBank, N.A.), as agent for such lenders.

                   "Existing Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1B hereto.

                   "Fees" means all fees payable pursuant to Section 3.5.

                   "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and
(B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                   "Funded Indebtedness" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made,
(iii) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (iv) the principal portion of all obligations of such Person under Capital Leases, (v) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person, (vi) all net obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (vii) the maximum available amount of, and all unreimbursed drawings under, all standby letters of credit or acceptances issued or created for the account of such Person (provided, however, in connection with any calculation hereunder of Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, there shall be excluded any standby letter of credit or acceptance (together with any unreimbursed drawings under such letter of credit or acceptance) which supports any Funded Indebtedness of the Borrower or any of its Subsidiaries that would otherwise be included in such calculation) and (viii) all Funded Indebtedness of another Person secured by a Lien on any Property of such Person, whether or not such Funded Indebtedness has been assumed. The Funded Indebtedness of any Person shall include the Funded Indebtedness of any




partnership or joint venture in which such Person is a general partner or joint venturer to the extent that such Person is legally liable for such Funded Indebtedness.

                   "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section
1.3 hereof.

                   "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                   "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements to the extent such agreements or arrangements constitute a legally binding monetary obligation) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                   "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Guaranty Obligations of such Person, (vii) the principal portion of all obligations of such Person under Capital Leases, (viii) all net obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (ix) the maximum available amount of, and all unreimbursed drawings under, all standby letters of credit or acceptances issued or created for the account of such Person (provided, however, in connection with any calculation hereunder of Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, there shall be excluded any standby letter of credit or acceptance (together with any unreimbursed drawings under such letter of credit or acceptance) which supports any Indebtedness of the Borrower or any of its Subsidiaries that would otherwise be included in such


calculation) and (x) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date (other than the preferred stock issued under the National Welders Joint Venture Agreement). The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent that such Person is legally liable for such Indebtedness.

                   "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                   "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan, any Competitive Loan or any Swingline Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                   "Interest Period" means (i) as to any Eurodollar Loan, a period of one, two, three, six or twelve month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals), (ii) as to any Competitive Loan, a period commencing in each case on the date of the borrowing and ending on the date specified in the applicable Competitive Bid whereby the offer to make such Competitive Loan was extended (such ending date in any event to be not more than 180 days from the date of the borrowing) and (iii) as to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with the provisions of Section 2.4(b)(i) (such ending date in any event to be not more than thirty (30) days from the date of borrowing); provided, however,
(A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.


                   "Issuing Lender" means NationsBank.

                   "Issuing Lender Fees" shall have the meaning assigned to such term in Section 3.5(b)(iii).

                   "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                   "Letter of Credit" means (i) any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.3 and (ii) any Existing Letter of Credit.

                   "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                   "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Base Rate or the Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), the Competitive Loans and/or the Swingline Loans (or any Swingline Loan bearing interest at the Base Rate or the Quoted Rate and referred to as a Base Rate Loan or a Quoted Rate Swingline Loan), individually or collectively, as appropriate.

                   "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

                   "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.3.

                   "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                   "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                   "Material Acquisition" means any acquisition involving an aggregate purchase price (including cash and non-cash consideration) paid or payable by the Borrower and/or any of its Subsidiaries in excess of $50,000,0000.

                   "Material Adverse Effect" means a material adverse effect on
(i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower and its Subsidiaries taken as a whole,
(ii) the ability of Borrower to perform any material obligation under the


Credit Documents to which it is a party or (iii) the material rights and remedies of the Lenders under the Credit Documents.

                   "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                   "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                   "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                   "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

                   "National Welders" means National Welders Supply Company, Inc., a North Carolina corporation.

                   "National Welders Joint Venture Agreement" means that certain joint venture agreement dated June 28, 1996 by and among the Borrower, National Welders, J. A. Turner, Jr., Judith Carpenter, J. A. Turner, III and Linerieux B. Turner.

                   "National Welders Liens" means the liens and security interests on the assets of National Welders as described on Schedule 1.1C hereto.

                   "NationsBank" means NationsBank, N.A. and its successors.

                   "Net Proceeds" means cash proceeds received by the Borrower or any of its Subsidiaries from time to time in connection with any sale of Property made pursuant to Section 7.4(b)(iv), net of the actual costs and taxes incurred by such Person in connection with and attributable to such sale.

                   "Non-Excluded Taxes" means such term as is defined in
Section 3.10.

                   "Note" or "Notes" means any Revolving Note, any Competitive Note or the Swingline Note, as the context may require.

                   "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

                   "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

                   "Participation Interest" means, the extension of credit by a Lender by way of a purchase of a participation in any Letters of Credit or LOC Obligations as provided in Section 2.3(c), in Swingline Loans as provided in
Section 2.4(b)(iii) or in any Loans as provided in Section 3.13.

                   "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.


                   "Permitted Liens" means:

                            (i) Liens in favor of the Agent on behalf of the
Lenders;

                            (ii) Liens (other than Liens created or imposed
under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                            (iii) statutory Liens of landlords and Liens of
carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                            (iv)  Liens (other than Liens created or imposed
under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                            (v)  Liens in connection with attachments or
judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                            (vi) easements, rights-of-way, restrictions
(including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                            (vii) Liens on Property securing Indebtedness to
the extent permitted under Section 7.1;

                            (viii)  normal and customary rights of setoff upon
deposits of cash in favor of banks or other depository institutions;

                            (ix) the National Welders Liens; and

                            (x) Liens existing as of the Closing Date and set
forth on Schedule 1.1D.

                   "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.







                   "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                   "Prime Rate" means the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor).

                   "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                   "Quoted Rate" means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.4.

                   "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at a Quoted Rate.

                   "Redemption Obligation" means the contingent liability of the Borrower or any of its Subsidiaries with respect to cash redemption obligations relating to any capital stock or other equity interests issued by the Borrower or any of its Subsidiaries to any officer, director, shareholder or other principal of any Subsidiary created or acquired after the Closing Date.

                   "Regulation D, G, U, or X" means Regulation D, G, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                   "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

                   "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. ' 2615.

                   "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Revolving Commitments (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

                   "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in



each case applicable to or binding upon such Person or any of its material property is subject.

                   "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding,
(ii) any redemption (including, without limitation, in connection with any Redemption Obligation), retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding or (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding.

                   "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.3(c), and
(iii) to purchase participation interests in the Swingline Loans in accordance with the provisions of Section 2.4(b)(iii).

                   "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

                   "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

                   "Revolving Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

                   "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                   "Senior Subordinated Note Purchase Agreements" means a collective reference to (i) the Senior Subordinated Note Purchase Agreement dated July 15, 1987, as amended from time to time thereafter, pursuant to which the Borrower issued $25,000,000 of its 11.375% senior subordinated notes due June 1, 1997 and (ii) the Senior Subordinated Note Purchase Agreement dated July 1, 1988, as amended from time to time thereafter, pursuant to which the Borrower issued $30,000,000 of its 11.375% senior subordinated notes due August 1, 1998.

                   "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                   "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

                   "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint


venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. The term "Subsidiary" or "Subsidiaries" shall include National Welders at such time, if ever, as National Welders is required to be consolidated with the Borrower in accordance with GAAP.

                   "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

                   "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.4(a).

                   "Swingline Lender" means NationsBank.

                   "Swingline Loan" shall have the meaning assigned to such term in Section 2.4(a).

                   "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $5,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

                   "Termination Date" means September 30, 2001.

                   "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or
(vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                   "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                   "Unused Fee" shall have the meaning assigned to such term in
Section 3.5(a).

                   "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

                   "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds
(b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations plus (iii) 50% of the outstanding aggregate principal amount of all Competitive Loans.

                   "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.


         1.2       Computation of Time Periods.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3       Accounting Terms.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 6.1 hereof, consistent with the financial statements as at March 31,
1996); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

Notwithstanding the above, it is understood and agreed that, for purposes of all calculations made in determining compliance with the financial covenants set forth in Section 6.10, the amount determined pursuant to clause (iii) of the definition of "Consolidated Operating Income" set forth in this Section 1.1 shall be calculated so as to give effect to any Material Acquisition occurring during any period applicable in such calculations occurring after the date of such Material Acquisition.


SECTION 2

CREDIT FACILITIES

         2.1       Revolving Loans.

         (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed FIVE HUNDRED MILLION DOLLARS ($500,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"); provided, further, (i) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof,


as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than 11 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

         (b)       Revolving Loan Borrowings.

                   (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                   (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                   (iii) Advances. Each Lender will make its Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.14(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

         (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

         (d)       Interest.  Subject to the provisions of Section 3.1,

                   (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate; and

                   (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.

Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Commitment Percentage of the Revolving Committed Amount and in substantially the form of
Schedule 2.1(e).

         2.2       Competitive Loan Subfacility.

         (a) Competitive Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Borrower may, from time to time from the Closing Date until the Termination Date, request and each Lender may, in its sole discretion, agree to make, Competitive Loans in Dollars to the Borrower; provided, however, that (i) the aggregate principal amount of outstanding Competitive Loans shall not at any time exceed the Revolving Committed Amount and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not at any time exceed the Revolving Committed Amount. Each Competitive Loan shall be not less than $2,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof (or the remaining portion of the Revolving Committed Amount, if less).

         (b) Competitive Bid Requests. The Borrower may solicit by making a written, telefax or telephonic request to all of the Lenders for a Competitive Loan. To be effective, such request must be received by each of the Lenders by such time as determined by each such Lender in accordance with such Lender's customary practices (in any event not to be later than 12:00 NOON (Charlotte, North Carolina time)) on the date of the requested borrowing and must specify (i) that a Competitive Loan is requested, (ii) the amount of such Competitive Loan and (iii) the Interest Period for such Competitive Loan.


         (c) Competitive Bids. Upon receipt of a request by the Borrower for a Competitive Loan, each Lender may, in its sole discretion, submit a Competitive Bid containing an offer to make a Competitive Loan in an amount up to the amount specified in the related request for Competitive Loans. Such Competitive Bid shall be submitted to the Borrower by telephone notice by such time as determined by such Lender in accordance with such Lender's customary practices (in any event not to be later than 1:00 P.M. (Charlotte, North Carolina time)) on the date of the requested Competitive Loan. Competitive Bids so made shall be irrevocable. Each Competitive Bid shall specify (i) the date of the proposed Competitive Loan, (ii) the maximum and minimum principal amounts of the Competitive Loan for which such offer is being made (which may be for all or a part of (but not more than) the amount requested by the Borrower), (iii) the applicable Competitive Bid Rate, and (iv) the applicable Interest Period.

         (d) Acceptance of Competitive Bids. The Borrower may, before such time as determined by the applicable Lender in accordance with such Lender's customary practices (in any event until 2:00 P.M. (Charlotte, North Carolina time)) on the date of the requested Competitive Loan, accept any Competitive Bid by giving the applicable Lender and the Agent telephone notice (immediately confirmed in writing) of (i) the Lender or Lenders whose Competitive Bid(s) is/are accepted, (ii) the principal amount of the Competitive Bid(s) so accepted and (iii) the Interest Period of the Competitive Bid(s) so accepted. The Borrower may accept any Competitive Bid in whole or in part; provided, however, that (a) the principal amount of each Competitive Loan

may not exceed the maximum amount offered in the Competitive Bid and may not be less than the minimum amount offered in the Competitive Bid, (b) the principal amount of each Competitive Loan may not exceed the total amount requested pursuant to subsection (a) above, (c) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject a Competitive Bid made at a lower Competitive Bid Rate and (d) if the Borrower shall accept a Competitive Bid or Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Bids shall cause the total amount of Competitive Bids to be accepted by the Borrower to exceed the total amount requested pursuant to subsection (a) above, then the Borrower shall accept a portion of such Competitive Bid or Bids in an amount equal to the total amount requested pursuant to subsection (a) above less the amount of other Competitive Bids accepted with respect to such request, which acceptance, in the case of multiple Competitive Bids at the same Competitive Bid Rate, shall be made pro rata in accordance with each such Competitive Bid at such Competitive Bid Rate. Competitive Bids so accepted by the Borrower shall be irrevocable.

         (e) Funding of Competitive Loans. Upon acceptance by the Borrower pursuant to subsection (d) above of all or a portion of any Lender's Competitive Bid, such Lender shall, before such time as determined by such Lender in accordance with such Lender's customary practices, on the date of the requested Competitive Loan, make such Competitive Loan available to the Agent in Federal or other immediately available funds. Upon receipt of such funds, the Agent will promptly make such funds available to the Borrower at Account No. 001-641-844 maintained at the offices of NationsBank; provided, however, that if on the date of such Competitive Loan the Borrower is to repay all or any part of an outstanding Revolving Loan, then the Agent shall apply such Competitive Loan first to such repayment, and only an amount equal to the excess (if any) of the amount borrowed over the amount being repaid shall be made available to the Borrower.

         (f) Competitive Notes. The Competitive Loans of each Lender shall be evidenced by a single Competitive Note duly executed on behalf of the Borrower, dated the date hereof, in substantially the form of Schedule 2.2(f), payable to the order of such Lender.


         (g) Repayment of Competitive Loans. The Borrower shall repay to each Lender which has made a Competitive Loan on the last day of the Interest Period for such Competitive Loan the then unpaid principal amount of such Competitive Loan. The Borrower may not prepay any Competitive Loan unless such prepayment is accompanied by payment of amounts specified in Section 3.1.

         (h) Interest. The Borrower shall pay interest to each Lender on the unpaid principal amount of each Competitive Loan from and including the date of such Competitive Loan to but excluding the stated maturity date thereof, at the applicable Competitive Bid Rate for such Competitive Loan (computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on Competitive Loans shall be payable in arrears on each applicable Interest Payment Day (or at such other times as may be specified herein).

         (i) Limitation on Number of Competitive Loans. The Borrower shall not request a Competitive Loan if, assuming the maximum amount of Competitive Loans so requested is borrowed as of the date of such request, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding would exceed the aggregate Revolving Committed Amount.


         (j) Change in Procedures for Requesting Competitive Loans. The Borrower and the Lenders hereby agree that, notwithstanding any other provision to the contrary contained in this Credit Agreement, upon mutual agreement of the Agent and the Borrower and written notice by the Agent to the Lenders, all further requests by the Borrower for Competitive Loans shall be made by the Borrower to the Lenders through the Agent in accordance with such procedures as shall be prescribed by the Agent and acceptable to the Borrower and each Lender.

         2.3       Letter of Credit Subfacility.

         (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Lenders will participate in the issuance by the Issuing Lender from time to time of such Letters of Credit in Dollars from the Closing Date until the Termination Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not at any time exceed the aggregate Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

         (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred.

         (c) Participation. Each Lender, upon issuance of a Letter of Credit (or, in the case of each Existing Letter of Credit, on the Closing
Date), shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.


         (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of (i) the Applicable Percentage and (ii) two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 NOON (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the


Commitments pursuant to Section 8.2) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 8.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 8.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Borrower in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

         (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.3(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         (i) Indemnification; Nature of Issuing Lender's Duties. (i) The Borrower agrees to indemnify and hold harmless the Issuing Lender, each other Lender, the Agent and each of their respective officers, directors, affiliates, employees or agents (the "Indemnitees") from and against any and


all claims and damages, losses, liabilities, costs and expenses which the Indemnitees may incur (or which may be claimed against any Indemnitee) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Indemnitees for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (A) caused by the willful misconduct or gross negligence of any Indemnitee in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit (unless such payment is prohibited by any law, regulation, court order or decree).

                   (ii) The Borrower agrees, as between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.

                   (iii) The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                   (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                   (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising out of the gross negligence or willful misconduct of the Issuing Lender, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

         (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 4.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.3 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this
Section 2.3 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

         (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.






         2.4       Swingline Loan Subfacility.

         (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "Swingline Committed Amount"), and (ii) the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not exceed
the Revolving Committed Amount.   Swingline Loans hereunder shall be made as
Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.4, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b)        Swingline Loan Advances.

                (i) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 2:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

               (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $100,000 and in integral multiples thereof (or the remaining amount of the Swingline Committed Amount, if less).

              (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than thirty (30) days from the date of advance thereof) or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 8.1 (or if such date is not a Business Day, the first Business Day succeeding such date) and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 8.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder,
(II) whether any conditions specified in Section 4.2 are then satisfied, (III)


whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection
(c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

         (c) Interest on Swingline Loans. (i) Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest as follows:

                (A) Base Rate Loans. If such Swingline Loan is a Base Rate Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Base Rate; and

                (B) Quoted Rate Swingline Loans. If such Swingline Loan is a Quoted Rate Swingline Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Quoted Rate applicable thereto.

         Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

                   (ii) Payment of Interest. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Schedule 2.4(d).










SECTION 3

OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1       Default Rate.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base
Rate).

         3.2       Extension and Conversion.

         Subject to the terms of Section 4.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion,
(iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), (iv) no more than 11 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period), (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and
(vi) Competitive Loans and Swingline Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (ii),
(iii), (iv), (v) and (vi) of Section 4.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.






         3.3       Prepayments.

         (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time, subject to Section 3.11, but otherwise without premium or penalty; provided, however, that (i) Eurodollar Loans and Competitive Loans may only be prepaid on three Business Days' prior written notice to the Agent and specifying the applicable Loans to be prepaid; (ii) any prepayment of Eurodollar Loans, Competitive Loans or Quoted Rate Swingline Loans will be subject to Section 3.11; and (iii) each such partial prepayment of Loans shall be (A) in the case of Revolving Loans and Competitive Loans, in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof and (B) in the case of Swingline Loans, in a minimum principal amount of $100,000 and integral multiples thereof. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect.

         (b)       Mandatory Prepayments.

                   (i) If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding swingline Loans plus LOC Obligations outstanding shall exceed the Revolving Committed Amount, the Borrower shall prepay immediately the outstanding principal balance on the Revolving Loans, Competitive Loans and/or Swingline Loans in an amount sufficient to eliminate such excess.

                   (ii) Within 10 Business Days of the receipt by the Borrower or any of its Subsidiaries of any Excess Net Proceeds, the Borrower shall prepay the Revolving Loans, Competitive Loans and/or Swingline Loans, and automatically the Revolving Commitments shall be reduced, in an amount equal to such Excess Net Proceeds.

         (c) General. All prepayments made pursuant to this Section 3.3 shall (i) be subject to Section 3.11 and (ii) unless the Borrower shall specify otherwise, be applied first to Swingline Loans, second to Revolving Loans and third to Competitive Loans, and with respect to Revolving Loans, first to Base Rate Loans, if any, and then to Eurodollar Loans in direct order of Interest Period maturities. Amount prepaid may be reborrowed in accordance with the provisions hereof.

         3.4       Termination and Reduction of Revolving Committed Amount.

         (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding to exceed the Revolving Committed Amount unless, concurrently with such termination or reduction, the Revolving Loans, Competitive Loans and/or Swingline Loans are repaid to the extent necessary to eliminate such excess. The Commitments of the Lenders and the Issuing Lender shall automatically terminate on the Termination Date. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

         (b) Mandatory Reductions. On any date that the Loans are required to be prepaid or the Revolving Commitments are required to be reduced


pursuant to the terms of Section 3.3(b)(ii), the Revolving Committed Amount shall automatically be permanently reduced by the amount of such required prepayment.

         (c) Termination Date. The Revolving Commitments of the Lenders, the Swingline Commitment of the Swingline Lender and the LOC Commitment of the Issuing Lender shall automatically terminate on the Termination Date.

         (d) General. The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

         3.5       Fees.

         (a) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4 and the Termination Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

         (b)       Letter of Credit Fees.

                   (i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                   (ii) Trade Letter of Credit Drawing Fee. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") equal to 25 basis points on the face amount of each trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

                   (iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) an issuance fee of 25 basis points on the face amount of each trade Letter of Credit, payable on each date of issuance or extension of a trade Letter of Credit, (B) a drawing fee of 15 basis points on the amount of each drawing on any trade Letter of Credit, payable on each date of drawing under a trade Letter of Credit, and (C) the letter of credit fronting and negotiation fees agreed to by the Borrower and the Issuing Lender from time to time and the

customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

         (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account and NationsBanc Capital Markets, Inc., as applicable, the fees referred to in the Agent's Fee Letter (collectively, the "Agent's Fees").

         3.6       Capital Adequacy.

         If any Lender has determined, after the date hereof, that the adoption of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Within a reasonable time after making a request for such additional amount hereunder, such Lender will furnish to the Borrower a statement certifying the amount of such reduction and describing the event giving rise to such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.7       Inability To Determine Interest Rate.

         If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.8       Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement,
(a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain


Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

         3.9       Requirements of Law.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                   (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans or Competitive Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof)); or

                   (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or Competitive Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11; provided further, however, that if the result of any the foregoing shall be to decrease the cost to any Lender of making or maintaining any Eurodollar Loan or Competitive Loan or of issuing or participating in any Letter of Credit by a material amount, then such Lender will credit to the Borrower an amount equal to such decreased costs. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted


by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. Each Lender agrees that it will promptly refund any amounts received by it pursuant to this
Section 3.9 that were erroneously billed to the Borrower, together with interest thereon at the Federal Funds Rate. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.


         3.10      Taxes.

         (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. Each Lender agrees that it will promptly refund any amounts received by it pursuant to this Section 3.9 that were erroneously billed to the Borrower, together with interest thereon at the Federal Funds Rate. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:



                   (X)(i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                        (ii)          deliver to the Borrower and the Agent two
(2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                       (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                   (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 10.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.11      Indemnity.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's breach of its obligations hereunder, gross


negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Quoted Rate Swingline Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan or a Quoted Rate Swingline Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans or Quoted Rate Swingline Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.12      Pro Rata Treatment.

         Except to the extent otherwise provided herein:

                   (a) Loans. Each Revolving Loan, each payment or prepayment of principal of any Revolving Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Revolving Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and Participation Interests.

                   (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a Revolving Loan borrowing that such Lender will not make the amount that would constitute its ratable share of such Revolving Loan borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         3.13      Sharing of Payments.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other


security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

         3.14      Payments, Computations, Etc.

         (a) Except as otherwise specifically provided herein, all payments hereunder (other than payments in respect of Competitive Loans) shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement (other than payments in respect of Competitive Loans), specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 NOON (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. All payments of principal and interest in respect of Competitive Loans shall be in accordance with the terms of Section 2.2. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date


thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Borrower's Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                   FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                   SECOND, to payment of any fees owed to the Agent;

                   THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Borrower's Obligations owing to such Lender;

                   FOURTH, to the payment of all of the Borrower's Obligations consisting of accrued fees and interest;

                   FIFTH, to the payment of the outstanding principal amount of the Borrower's Obligations;

                   SIXTH, to all other Borrower's Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                   SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and Participation Interests held by such Lender bears to the aggregate then outstanding Loans and LOC Participation Interests) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and
(iii) to the extent that any amounts available pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
Section 3.15(c).


SECTION 4

CONDITIONS

         4.1       Closing Conditions.

         The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

                   (a) The Agent shall have received original counterparts of this Credit Agreement executed by each of the parties hereto;

                   (b) The Agent shall have received an appropriate original Revolving Note for each Lender, executed by the Borrower;

                   (c) The Agent shall have received an appropriate original Competitive Note for each Lender, executed by the Borrower;

                   (d) The Agent shall have received an appropriate original Swingline Note for the Swingline Lender, executed by the Borrower;

                   (e) The Agent shall have received all documents it may reasonably request relating to the existence and good standing of the Borrower, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent;

                   (f) The Agent shall have received a legal opinion of McCausland, Keen & Buckman, counsel for the Borrower, dated as of the Closing Date and substantially in the form of Schedule 4.1(h); and

                   (g) The Agent shall have received, for its own account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date.

         4.2       Conditions to all Extensions of Credit.

         The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend Letters of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 4.1:

                   (i) The Borrower shall have delivered (A) in the case of any Revolving Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (B) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance or extension in accordance with the provisions of Section 2.3(b);

                   (ii)     The representations and warranties set forth in
Section 5 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                   (iii) There shall not have been commenced against the Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian,


trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

                   (iv) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

                   (v) No material adverse change shall have occurred since March 31, 1996 in the condition (financial or otherwise), business, management or prospects of the Borrower and its Subsidiaries taken as a whole; and

                   (vi) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance or extension of such Letter of Credit, as the case may be, (A) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not exceed the Revolving Committed Amount, and (B) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for the issuance or extension of a Letter of Credit pursuant to Section 2.3(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (ii),
(iii), (iv), (v) and (vi) above.


SECTION 5

REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents to the Agent and each Lender that:

         5.1       Financial Condition.

         (a) The audited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries, and the related consolidated and consolidating statements of earnings and statements of cash flows, as of March 31, 1996 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by KPMG Peat Marwick, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such periods. The unaudited interim balance sheets of the Borrower and its consolidated Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month and quarterly period ended after March 31, 1996 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such periods. During the period from March 31, 1996 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its consolidated Subsidiaries, taken as a whole, and no purchase or other


acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

         (b) The projections of profit and loss statements, balance sheets and cash flow reports for the Borrower and its consolidated Subsidiaries on a consolidated basis for fiscal year 1997, copies of which have heretofore been furnished to each Lender, are based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

         5.2       No Change.

         Since March 31, 1996, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect.


         5.3       Organization; Existence; Compliance with Law.

         Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law.

         5.4       Power; Authorization; Enforceable Obligations.

         The Borrower has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents and to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party. This Credit Agreement has been, and each other Credit Document to which the Borrower is a party will be, duly executed and delivered on behalf of the Borrower. This Credit Agreement constitutes, and each other Credit Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         5.5       No Legal Bar.



         The execution, delivery and performance of the Credit Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any of the Borrower or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of the Borrower's articles of incorporation or by-laws.

         5.6       No Material Litigation.

         With the possible exception of certain litigation between Praxair, Inc. and the Borrower (of which the Lenders are aware), except as disclosed and described in Schedule 5.6 attached hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues which (a) relates to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) would be reasonably expected to have a Material Adverse Effect.


         5.7       No Default.

         Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of their contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         5.8       Ownership of Property; Liens.

         Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

         5.9       Intellectual Property.

         Each of the Borrower and its Subsidiaries owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

         5.10      No Burdensome Restrictions.

         Except as previously disclosed in writing to the Lenders on or prior to the Closing Date, no Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.



         5.11      Taxes.

         Each of the Borrower and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Borrower, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         5.12      ERISA.

         Except as would not result in a Material Adverse Effect:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Borrower, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Single Employer Plan and, to the best knowledge of the Borrower, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" under all Single Employer Plans (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of all such Plans.

         (c) Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Borrower, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has

occurred with respect to a Plan which has subjected or may subject the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         5.13      Governmental Regulations, Etc.

         (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

         (b) Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (c) No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         (d) Each of the Borrower and its Subsidiaries has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

         (e) Neither the Borrower nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

         (f) Each of the Borrower and its Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         5.14      Subsidiaries.

         Schedule 5.14 sets forth all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

         5.15      Purpose of Loans and Letters of Credit.

         The proceeds of the Loans hereunder shall be used solely by the Borrower (i) to refinance existing Indebtedness of the Borrower under the Existing Credit Agreement, (ii) to finance the acquisition of new Subsidiaries,
(iii) to finance loans, advances and other investments by the Borrower and its Subsidiaries to the extent permitted under this Credit Agreement and (iv) for the working capital, capital expenditure and other general corporate purposes of the Borrower and its Subsidiaries. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

         5.16      Environmental Matters.

         Except as could not reasonably be expected to have a Material Adverse
Effect:

         (a) Each of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

         (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) Neither the Borrower nor any of its Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of the Borrower or any of its Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative



or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, the Properties or the Businesses.

         (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.


SECTION 6

AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

         6.1       Information Covenants.

         The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

         (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Borrower and its Subsidiaries, a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Borrower and its Subsidiaries as a going concern.

         (b) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the close of each fiscal quarter of the Borrower and its Subsidiaries (other than the fourth fiscal quarter, in which case 120 days after the end thereof) a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer or other Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

         (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.1(a) and 6.1(b) above, a certificate of the chief financial officer or other Executive Officer of the


Borrower substantially in the form of Schedule 6.1(c), (i) demonstrating compliance with the financial covenants contained in Section 6.10 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

         (d) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person.

         (e) Notice of Consolidation - National Welders. Within 15 days of the effective date thereof, written notice to each of the Lenders of the consolidation of National Welders with the Borrower in accordance with GAAP.

         (f) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders or to a holder of any Indebtedness owed by the Borrower or any of its Subsidiaries in its capacity as such a holder and (b) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

         (g) Notices. Within five (5) Business Days after any Executive Officer of the Borrower obtains knowledge thereof, the Borrower will give written notice to the Agent of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (ii) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, or (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

         (h) ERISA. Within five (5) Business Days after any Executive Officer of the Borrower obtains knowledge thereof, the Borrower will give written notice to the Agent of the occurrence of any of the following events if such event has had or reasonably could be expected to have a Material Adverse
Effect: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the


due date (including extensions) thereof of all amounts which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer or other Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto.

         (i) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower or any of its Subsidiaries as the Agent or the Required Lenders may reasonably request.

         6.2       Preservation of Existence and Franchises.

         Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted by Section 7.4, the Borrower will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

         6.3       Books and Records.

         The Borrower will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         6.4       Compliance with Law.

         The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

         6.5       Payment of Taxes and Other Indebtedness.

         Except as otherwise provided pursuant to the terms of the definition of "Permitted Liens" set forth in Section 1.1, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent,
(ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and
(iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due.

         6.6       Insurance.

         The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

         6.7       Maintenance of Property.



         The Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         6.8       Use of Proceeds.

         The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 5.15.

         6.9       Audits/Inspections.

         Upon reasonable notice and during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains.

         6.10      Financial Covenants.

         (a) Consolidated Funded Indebtedness Coverage Ratio. The Borrower shall cause the Consolidated Funded Indebtedness Coverage Ratio as of each Calculation Date to be no greater than 4.5 to 1.0.

         (b) Consolidated Fixed Charge Coverage Ratio. The Borrower shall cause the Consolidated Fixed Charge Coverage Ratio as of each Calculation Date to be at least 3.00 to 1.00.

         (c) Consolidated Net Worth. The Borrower shall cause Consolidated Net Worth at all times to be no less than the sum of $275,000,000, increased on a cumulative basis as of the last day of each fiscal year (commencing with the first of such dates to occur after the Closing Date) by an amount equal to 50% of the Consolidated Net Income (without deduction for any losses) for the fiscal year then ended.

         6.11 Maintenance of Designation Rights - National Welders Board of Directors.

         The Borrower shall maintain at all times the right to designate at least 50% of the members of the Board of Directors of National Welders.


SECTION 7

NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:







         7.1       Indebtedness.

         The Borrower will not permit:

         (a) the sum (without duplication) of (i) the aggregate outstanding principal balance of all Indebtedness of Subsidiaries of the Borrower (other than Indebtedness permitted pursuant to Section 7.1(b) and other than Indebtedness of National Welders outstanding during the 180-day period immediately succeeding the first date as of which National Welders is required, if ever, to be consolidated with the Borrower in accordance with
GAAP) plus (ii) the aggregate outstanding principal balance of all secured Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness permitted pursuant to Section 7.1(b) and other than Indebtedness of National Welders outstanding during the 180-day period immediately succeeding the first date as of which National Welders is required, if ever, to be consolidated with the Borrower in accordance with GAAP), to exceed at any time 20% of Consolidated Net Worth as of the then most recent Calculation Date; or

         (b) the aggregate outstanding principal balance of all Indebtedness of Canadian Subsidiaries of the Borrower to exceed at any time $50,000,000.

         7.2       Liens.

         The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or after acquired, except for Permitted Liens.

         7.3       Nature of Business.

         The Borrower will not, nor will it permit any of its Subsidiaries to, substantively alter the character or conduct of the business conducted by any such Person as of the Closing Date.

         7.4       Consolidation, Merger or Sale.

         The Borrower will not, nor will it permit any of its Subsidiaries to:

         (a) except in connection with a disposition of assets permitted by the terms of Section 7.4(b), dissolve, liquidate or wind up their affairs, or enter into any transaction of merger or consolidation, provided that (i) the Borrower may merge or consolidate with any of its Subsidiaries so long as the Borrower is the surviving corporation; (ii) any Subsidiary of the Borrower may merge or consolidate with any other Subsidiary of the Borrower; (iii) the Borrower or any Subsidiary of the Borrower may merge or consolidate with any other Person that is not a Subsidiary of the Borrower so long as (A) the Borrower or Subsidiary of the Borrower is the surviving corporation and (B) no Default or Event of Default shall have occurred and be continuing at the time of such merger or consolidation or shall result upon giving effect thereto; and
(iv) any Subsidiary of the Borrower of which 85% or more of the capital stock or other equity interests is owned by the Borrower (directly or indirectly through Subsidiaries) may dissolve, liquidate or wind up its affairs at any time; or

         (b) sell, lease, transfer or otherwise dispose of any Property (including without limitation pursuant to any sale and leaseback transaction) other than (i) sales or leases in the ordinary course of business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) sales, distributions or other dispositions of stock in Subsidiaries of the Borrower to the extent permitted


under Section 7.9 and (iv) other sales of Property (including without limitation stock in Subsidiaries) provided that (A) unless the Excess Net Proceeds of such sale are applied to prepay the Loans and to reduce the Revolving Commitments in accordance with the terms of Section 3.3(b)(ii), the aggregate net book value of the Property sold by the Borrower or any of its Subsidiaries pursuant to this clause (iv) shall not exceed (1) for all such transactions during any fiscal year, 10% of Consolidated Total Assets as of the end of the fiscal year immediately preceding the then current fiscal year or (2) for all such transactions after the Closing Date, 25% of Total Assets as of the end of the fiscal year immediately preceding the then current fiscal year, (B) the sale price for any Property sold in any such transaction pursuant to this clause (iv) shall not be less than the fair market value of such Property, (C) each such transaction pursuant to this clause (iv) involving Property having a net book value of $5,000,000 or more shall be on an arms-length basis with a wholly independent third party and (D) no Default of Event of Default shall have occurred and be continuing at the time of any such transaction pursuant to this clause (iv) or shall result upon giving effect thereto.

         7.5       Restricted Payments.

         The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of capital stock of such Person, (ii) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries of the Borrower), (iii) as permitted by Section 7.6, and (iv) other Restricted Payments so long as no Default of Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or shall result upon giving effect thereto.

         7.6       Prepayments of Indebtedness, Etc.

         The Borrower will not, nor will it permit any of its Subsidiaries to,
(i) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (A) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (B) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness or (ii) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) where such change would have a Material Adverse Effect.

         7.7       Fiscal Year.

         The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year.

         7.8 Limitation on Restrictions on Subsidiary Dividends and Other Distributions, Etc.





         The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (i) pay dividends or make any other distribution on any of such Person's capital stock, (ii) pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (iii) make loans or advances to the Borrower or any of its Subsidiaries or (iv) transfer any of its Property to the Borrower or any of its Subsidiaries, except for encumbrances or restrictions existing under or by reason of (A) customary non-assignment provisions in any lease governing a leasehold interest, (B) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Borrower, provided that such encumbrance or restriction is not applicable to any other Person, or any Property of any other Person, other than such Person becoming a Subsidiary of the Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, (C) the Senior Subordinated Note Purchase Agreements as in effect on the date hereof,
(D) documents evidencing or relating to Indebtedness of Canadian Subsidiaries of the Borrower permitted pursuant to Section 7.1 and (E) this Credit Agreement and the other Credit Documents.

         7.9       Issuance and Sale of Subsidiary Stock..

         The Borrower will not, nor will it permit any of its Subsidiaries to, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law and except as otherwise permitted under the terms of Section 7.4(b), sell, transfer or otherwise dispose of, any shares of capital stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries; provided, however, that any Subsidiary of the Borrower may issue, sell and/or distribute to officers of such Subsidiary additional shares of stock in such Subsidiary not to exceed 15% in the aggregate of any class of stock of such Subsidiary for all such officers.

         7.10      No Further Negative Pledges.

         Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby) and except pursuant to the Senior Subordinated Note Purchase Agreements as in effect on the date hereof, the Borrower will not, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.


SECTION 8

EVENTS OF DEFAULT

         8.1       Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                   (a)      Payment.  The Borrower shall

                            (i)       default in the payment when due of any
principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or
                            (ii)      default, and such defaults shall continue
for five (5) or more days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                   (b) Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                   (c) Covenants. The Borrower shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a) or (b) of this Section 8.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Executive Officer of the Borrower becoming aware of such default or notice thereof by the Agent; or

                   (d) Other Credit Documents. The Borrower shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any); or

                   (e) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Borrower or any of its Subsidiaries; or

                   (f) Defaults under Other Indebtedness. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $1,000,000 in the aggregate for the Borrower and its Subsidiaries taken as a whole any of the following shall occur (unless, with respect to any Indebtedness in favor of the seller of a company acquired by the Borrower or any of its Subsidiaries, such occurrence is in connection with a bona fide dispute as to the right of the applicable Person to offset such Indebtedness against indemnification obligations of the holder of such Indebtedness to such Person and such Person shall have made adequate provision (as determined by the Required Lenders in their reasonable discretion) for such Indebtedness on its books of account): (A) the Borrower or any of its Subsidiaries shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or
(2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                   (g) Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or






                   (h) ERISA. Any of the following events or conditions, if such event or condition reasonably could be expected to involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $1,000,000: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                   (i) Ownership. Any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower; provided, however, such occurrence shall not constitute an Event of Default hereunder until a period of 30 days has elapsed from the date of the acquisition by such Person and/or its Affiliates of Voting Stock of the Borrower which gives such Person and/or its Affiliates an aggregate ownership of more than 35% of the Voting Stock of the Borrower; provided further, if such Person and/or its Affiliates have filed a tender offer statement with the Securities and Exchange Commission in connection with such acquisition, the 30 day period referenced above in the foregoing proviso shall commence on the date of the filing with the Securities and Exchange Commission of such tender offer statement.

         8.2       Acceleration; Remedies.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 10.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions:

                (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

               (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall


be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

              (iii) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.1(e), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

               (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 8.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.


SECTION 9

AGENCY PROVISIONS

         9.1       Appointment.

         Each Lender hereby designates and appoints NationsBank, N.A. as administrative agent (in such capacity as Agent hereunder, the "Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its respective Affiliates.











         9.2       Delegation of Duties.

         The Agent may execute any of their respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         9.3       Exculpatory Provisions.

         The Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Borrower to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower or any of its respective Affiliates.

         9.4       Reliance on Communications.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 10.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in


Section 10.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         9.5       Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         9.6       Non-Reliance on Agent and Other Lenders.

         Each Lender expressly acknowledges that each of the Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower or any of its respective Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower or its respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower or any of its respective Affiliates which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7       Indemnification.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent


under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         9.8       Agent in its Individual Capacity.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         9.9       Successor Agent.

         The Agent may, at any time, resign upon 20 days' written notice to the Lenders, and be removed with or without cause by the Required Lenders upon 30 days' written notice to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

SECTION 10

MISCELLANEOUS

         10.1      Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:




                   if to the Borrower:

                            Airgas, Inc.
                            Five Radnor Corporate Center
                            100 Matsonford Road
                            Radnor, PA  19087
                            Attn: Chief Financial Officer
                            Telecopy: (610) 687-1052

                   with a copy to:

                            McCausland, Keen & Buckman
                            Five Radnor Corporate Center
                            100 Matsonford Road
                            Radnor, PA  19087
                            Attn: Melvin J. Buckman, Esq.
                            Telecopy: (610) 341-1099

                   if to the Agent:

                            NationsBank, N.A.
                            NationsBank Corporate Center, 8th Floor
                            Charlotte, NC  28255
                            Attn: M. Gregory Seaton
                            Telecopy: (704) 386-3271

                   with a copy to:

                            NationsBank, N.A.
                            Independence Center, 15th Floor
                            NC1-001-15-04
                            101 N. Tryon Street
                            Charlotte, North Carolina 28255
                            Attn:  Lori McIntosh
                            Telecopy: (704) 386-9923

         10.2      Right of Set-Off.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 10.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.



         10.3      Benefit of Agreement.

         (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interests without prior written consent of all the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

         (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 10.3(b), to (i) any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and the Borrower; provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or, if less, the remaining amount of the Commitment being assigned by such Lender) and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account from and after the effective date specified in the applicable assignment agreement. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 10.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrower or any of its respective Affiliates or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it

is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

         (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating or (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.10 and
3.11 to the same extent as if it were a Lender provided that it shall not be entitled to receive any more than the selling Lender would have received had it not sold the participation.

         10.4      No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and the Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.





         10.5      Payment of Expenses, Etc.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and (B) of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and
(iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         10.6      Amendments, Waivers and Consents.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender:

                   (i) extend the final maturity of any Loan or of any reimbursement obligations arising from drawings under Letters of Credit, or any portion thereof;

                   (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Loan or of any reimbursement obligations arising from drawings under Letters of Credit or fees hereunder;

                   (iii) reduce the principal amount on any Loan or of any reimbursement obligations arising from drawings under Letters of Credit or the amount of any accrued interest or Fees, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that


a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Lender);

                   (iv)     amend, modify or waive any provision of this
Section 10.6 or Section 3.6, 3.10, 3.11, 3.12, 3.13, 8.1(a), 10.2, 10.3, 10.5
or 10.9;

                   (v) reduce any percentage specified in, or otherwise modify, the definition of "Required Lenders;" or

                   (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party.

No provision of Section 2.3 may be amended without the consent of the Issuing Lender, no provision of Section 2.4 may be amended without the consent of the Swingline Lender and no provision of Section 10 may be amended without the consent of the Agent.

         10.7      Counterparts.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         10.8      Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         10.9      Survival.

         All indemnities set forth herein, including, without limitation, in
Section 2.3(i), 3.9, 3.11, 9.7 or 10.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

         10.10     Governing Law; Submission to Jurisdiction; Venue.

         (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.1, such service to become effective three (3) days after such mailing.



Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.11     Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         10.12     Entirety.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         10.13 Binding Effect; Termination of Existing Credit Agreement; Termination of This Credit Agreement.

         (a) This Credit Agreement shall become effective at such time on or after the Closing Date and satisfaction of the conditions precedent set forth in Section 5.1 when it shall have been executed by the Borrower and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns. The Borrower and the Lenders party to the Existing Credit Agreement each hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of the immediately preceding sentence,
(i) the Existing Credit Agreement and the Revolving Commitments thereunder and as defined therein automatically shall be terminated and (ii) all of the promissory notes executed by the Borrower in connection with the Existing Credit Agreement automatically shall be cancelled.

         (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.



         10.14     Confidentiality.

         The Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any such Lender by or on behalf the Borrower (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than the Borrower or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by the Borrower; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Borrower to be bound by the terms of this Section 10.14; or (v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 10.14 shall obligate the Agent or any Lender to return any materials furnished by the Borrower.

         10.15     Conflict.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

         10.16     Obligations Senior to Subordinated Debt.

         The payment of the Borrower's Obligations hereunder and under the other Credit Documents is senior to the payment of the indebtedness of the Borrower under the Senior Subordinated Note Purchase Agreements and each Note Guaranty (as defined in the Senior Subordinated Note Purchase Agreements) in accordance with the terms thereof.

         10.17     Currency Conversions.

         Wherever in this Credit Agreement the conversion of an amount in any foreign currency into its U.S. currency equivalent is required, such U.S. currency equivalent amount shall be realized by using the exchange rate for such foreign currency as set forth in the Wall Street Journal published on the date on which a computation thereof is required to be made hereunder, or if the Wall Street Journal is not published on such date of computation, then as set forth in the most recently published issue of the Wall Street Journal as of such date.






          [The remainder of this page has been left blank intentionally.]


         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                      AIRGAS, INC.,
                                               a Delaware corporation


                                               By /s/ Jeffrey P. Cornwell
                                                 ___________________________

                                               Title  Vice President
                                                     ______________________































                                                  [Signatures continued]


LENDERS:                              NATIONSBANK, N.A.,
                                      individually in its capacity as a
                                      Lender and in its capacity as Agent

                                      By /s/ Rajesh Sood
                                        _____________________________

                                      Title  Vice President
                                           __________________________


                                      THE BANK OF NEW YORK


                                      By /s/ Peter H. Abdill
                                        _____________________________

                                      Title  Vice President
                                           __________________________


                                      FIRST UNION NATIONAL BANK (f/k/a
                                      FIRST FIDELITY BANK, N.A.)


                                      By /s/ Patrick C. McGovern
                                        _____________________________

                                      Title  Senior Vice President
                                           __________________________


                                      CORESTATES BANK, N.A.


                                      By /s/  David W. Mills
                                        _____________________________

                                      Title Vice President
                                           __________________________


                                      BANK OF AMERICA ILLINOIS


                                      By /s/ Wendy L. Loring
                                        _____________________________

                                      Title  Vice President
                                           __________________________


                                      THE FIRST NATIONAL BANK OF CHICAGO

                                      By /s/ Juan J. Duarte
                                         _____________________________

                                      Title Assistant Vice President
                                           __________________________

                                           [signatures continued]

                                      CIBC INC.


                                      By /s/ Cheryl L. Root
                                         _____________________________

                                      Title Director, CIBC Wood Gundy
                                            Securities Corp, AS AGENT
                                            __________________________




                                      PNC BANK NATIONAL ASSOCIATION


                                      By /s/ Vicky Zift
                                        _____________________________

                                      Title Vice President
                                           __________________________


                                      FLEET BANK NATIONAL ASSOCIATION
                                      (f/k/a NATWEST BANK N.A.)


                                      By /s/ Gary P. Kearns
                                        _____________________________

                                      Title Senior Vice President
                                           __________________________


                                      THE SANWA BANK, LTD.
                                      NEW YORK BRANCH


                                      By Joseph E. Leo
                                         _____________________________

                                      Title Vice President and Area Manager
                                           ________________________________


                                      SOCIETE GENERALE


                                      By Robert Petersen
                                         _____________________________

                                      Title Vice President
                                           __________________________

                                      THE BANK OF NOVA SCOTIA

                                      By J. Alan Edwards
                                         _____________________________

                                      Title Authorized Signatory
                                           __________________________

                                            Schedule 1.1A

                           APPLICABLE PERCENTAGES

        Pricing      Pricing     Pricing     Pricing     Pricing    Pricing
        Level I      Level II    Level III   Level IV    Level V    Level VI
        ________     ________    _________   ________    _______    ________
                      If the      If the      If the      If the     If the
                      Borrower's  Borrower's  Borrower's  Borrower's Borrower's
       If the         long term   long term   long term   long term  long term
       Borrower's     credit      credit      credit      credit     credit
       long term      rating is   rating is   rating is   rating is  ratings in
       credit rating  at least    at least    at least    at least   Levels I-V
       is at least    BBB+ by S&P BBB by S&P  BBB- by S&P BB+ by S&P do not
       A- by S&P or   or Baa1 by  or Baa2 by  or Baa3 by  or BA1 by  apply
       A3 by Moody's  Moody's     Moody's     Moody's     Moody's
       _____________  __________  __________  __________  __________ __________

Applicable
Percentage
for
Eurodollar
Loans       0.250%      0.300%      0.375%     0.450%      0.625%     0.875%

Applicable
Percentage
for
Unused Fee  0.085%      0.100%      0.125%     0.150%      0.200%     0.250%

Applicable
Percentage
for
Standby
Letter of
Credit Fee  0.250%      0.300%      0.375%     0.450%      0.625%     0.875%

                                                       Schedule 1.1B

                                                EXISTING LETTERS OF CREDIT

                                                       Schedule 1.1C

                                                  NATIONAL WELDERS LIENS

                                                       Schedule 1.1D

                                                           LIENS


                               Schedule 2.1(a)

                      SCHEDULE OF LENDERS AND COMMITMENTS


         LENDER             REVOLVING COMMITMENT         COMMITMENT PERCENTAGE

NationsBank, N.A.
NationsBank Corporate Center
8th Floor
Charlotte, NC  28255
Attn:  Greg Seaton
Telecopy:  (704) 388-0960        $70,000,000                  14.00%

Bank of America, N.A.
335 Madison Avenue, 5th Floor
New York, NY  10017
Attn:  Wendy Loring
Telecopy:  (212) 503-7878        $50,000,000                  10.00%


Bank of New York
The Bank of New York
One Wall Street, 22nd Floor
New York, NY  10286
Attn:  Peter Abdill
Telecopy:  (212) 635-6999         $50,000,000                 10.00%

CoreStates Bank, N.A.
1339 Chestnut Street, FC1-8-3-16
Philadelphia, PA  19101-7618
Attn:  David W. Mills
Telecopy:  (215) 973-6745         $50,000,000                 10.00%


The First National Bank of Chicago
153 West 51st Street
Mail Suite 4000
New York, NY  10019
Attn:  Juan Darte
Telecopy:  (212) 373-1388         $50,000,000                 10.00%


First Union National Bank
123 S. Broad Street
Mail Code PMB006
Philadelphia, PA  19109
Attn:  Carl E. Goelz
Telecopy:  (215) 985-8793         $50,000,000                 10.00%


CIBC
425 Lexington Ave., 6th Floor
New York, NY  10017
Attn:  Cheryl Root
Telecopy:  (212) 856-3991         $40,000,000                  8.00%








            SCHEDULE OF LENDERS AND COMMITMENTS (CONTINUED)

         LENDER             REVOLVING COMMITMENT         COMMITMENT PERCENTAGE

Fleet National Bank
One Landmark Square, MSN 751
Stamford, CT  06904-1454
Attn:  Barbara Agostini
Telecopy:  (203) 358-6111         $40,000,000                   8.00%


PNC Bank, N.A.
1600 Market Street, 21st Floor
Philadelphia, PA  19103
Attn:  Vicky Ziff
Telecopy:  (212) 585-5972         $40,000,000                   8.00%


Sanwa Bank Ltd.
55 East 52nd Street
New York, NY  10055
Attn:  Joseph Leo
Telecopy:  (212) 754-1304         $20,000,000                   4.00%


The Bank of Nova Scotia
One Liberty Plaza
New York, NY  10006
Attn:  Philip Adsetts
Telecopy:  (212) 225-5090         $20,000,000                   4.00%


Societe Generale
1221 Avenue of the Americas
New York, NY  10020
Attn:  Robert L. Petersen
Telecopy:  (212) 278-7430         $20,000,000                    4.00%


         TOTAL                    $500,000,000                 100.00%

                          Schedule 2.1(b)(i)

                      FORM OF NOTICE OF BORROWING

                            Schedule 2.1(e)

                         FORM OF REVOLVING NOTE

$_________________                                September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ____________________, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of ________________________DOLLARS ($____________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.


                                           By____________________________


                                           Title_________________________

                              SCHEDULE A TO THE
                               REVOLVING NOTE
                                OF AIRGAS, INC.
                           DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________

                              Schedule 2.2(i)

                          FORM OF COMPETITIVE NOTE

$500,000,000                                       September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________________, its successors and permitted assigns (the "Lender") at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section
2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                         AIRGAS, INC.


                                         By____________________________


                                         Title_________________________


                           SCHEDULE A TO THE
                           COMPETITIVE NOTE
                            OF AIRGAS, INC.
                         DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________

                                                      Schedule 2.4(d)

                                                  FORM OF SWINGLINE NOTE

$5,000,000                                        September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A., its successors and assigns (the "Swingline Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Swingline Lender and other Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE MILLION DOLLARS ($5,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.4(c) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Swingline Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                               AIRGAS, INC.


                                               By____________________________


                                               Title_________________________

                                             SCHEDULE A TO THE

                                               SWINGLINE NOTE
                                               OF AIRGAS, INC.
                                             DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________

                             Schedule 3.2

                   FORM OF NOTICE OF EXTENSION/CONVERSION

NationsBank, N.A.,
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

Ladies and Gentlemen:

The undersigned, Airgas, Inc. (the "Borrower"), refers to the Eighth Amended and Restated Credit Agreement dated as of September 27, 1996 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)Date of Extension or Conversion
   (which is the last day of the
   the applicable Interest Period)                _______________________

(B)Principal Amount of
   Extension or Conversion                        _______________________

(C)Interest rate basis                            _______________________

(D)Interest Period and the
   last day thereof                               _______________________

In accordance with the requirements of Section 4.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (a)(ii) of such Section, and confirms that the matters referenced in subsections (a)(iii) and (a)(iv) of such Section, are true and correct.

                                           Very truly yours,

                                           AIRGAS, INC.


                                           By:____________________________


                                           Title:_________________________

                                                      Schedule 4.1(h)

                                                   FORM OF LEGAL OPINION

                                                       Schedule 5.6

                                                        LITIGATION


                                                           NONE

                                                       Schedule 5.14

                                                       SUBSIDIARIES
                                                      Schedule 6.1(c)

                                         FORM OF OFFICER'S COMPLIANCE
CERTIFICATE

For the fiscal quarter ended _________________, 19___.

I, ______________________, [Title] of Airgas, Inc. (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Eighth Amended and Restated Credit Agreement dated as of September 27, 1996 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Lenders party thereto and NationsBank, N.A., as Agent:

     a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

     b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement; and

Delivered herewith are detailed calculations demonstrating compliance by the Borrower with the financial covenants contained in Section 6.10 of the Credit Agreement as of the end of the fiscal period referred to above.

This ______ day of ___________, 19__.


                                     AIRGAS, INC.


                                     Name:___________________________


                                     Title:__________________________

                                            Attachment to Officer's Certificate

                                            Computation of Financial Covenants

                                                     Schedule 10.3(b)


                                             FORM OF ASSIGNMENT AND ACCEPTANCE


THIS ASSIGNMENT AND ACCEPTANCE dated as of _______________, 199_ is entered into between ________________ ("Assignor") and ____________________
("Assignee").

Reference is made to the Eighth Amended and Restated Credit Agreement dated as of September 27, 1996, as amended and modified from time to time thereafter (the "Credit Agreement") among Airgas, Inc., the Lenders party thereto and NationsBank, N.A., as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments and outstanding Loans of the Assignor on the effective date of the assignment designated below (the "Effective Date"), together with unpaid Fees accrued on the assigned Commitments to the Effective Date and unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.3(b) of the Credit Agreement, a copy of which has been received by the Assignee. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests purchased and assumed by the Assignee under this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests sold and assigned by the Assignor under this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

3.   Terms of Assignment

    (a)        Date of Assignment:

    (b)        Legal Name of Assignor:

    (c)        Legal Name of Assignee:

    (d)        Effective Date of Assignment:

    (e)        Revolving Commitment Percentage
               Assigned (expressed as a percentage
               set forth to at least 8 decimals)                   %

    (f)        Revolving Commitment Percentage
               of Assignee after giving effect
               to this Assignment and Acceptance
               as of the Effective Date
               (set forth to at least 8 decimals)                   %





    (g)        Revolving Commitment Percentage
               of Assignor after giving effect
               to this Assignment and Acceptance
               as of the Effective Date
               (set forth to at least 8 decimals)                    %

    (h)        Revolving Committed Amount
               as of Effective Date                      $_____________

    (i)        Dollar Amount of Assignor's
               Revolving Commitment Percentage
               as of the Effective Date (the amount
               set forth in (h) multiplied by
               the percentage set forth in (g))          $_____________

    (j)        Dollar Amount of Assignee's
               Revolving Commitment Percentage
               as of the Effective Date (the amount
               set forth in (h) multiplied by
               the percentage set forth in (f))          $_____________

4. This Assignment and Acceptance shall be effective only upon consent of the Borrower and the Agent, if applicable, delivery to the Agent of this Assignment and Acceptance together with the transfer fee payable pursuant to Section 10.3(b) in connection herewith.

5. This Assignment and Acceptance may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Assignment and Acceptance to produce or account for more than one such counterpart.

The terms set forth above
are hereby agreed to:

____________________, as Assignor

By:_____________________________________

Title:__________________________________


_____________________, as Assignee

By:_____________________________________

Title:__________________________________


CONSENTED TO:

NATIONSBANK, N.A.,
as Agent

By:____________________________________

Title:_________________________________


AIRGAS, INC.

By:____________________________________

Title:_________________________________

                                                      REVOLVING NOTE

$70,000,000.00                                   September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A., its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of SEVENTY MILLION DOLLARS ($70,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                          REVOLVING NOTE
                                                           OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________

                                                      REVOLVING NOTE

$50,000,000.00                                         September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE BANK OF NEW YORK, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIFTY MILLION DOLLARS ($50,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement.   Further, in the event the payment of all sums
due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                          REVOLVING NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996



                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


REVOLVING NOTE

$50,000,000.00                                           September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (f/k/a FIRST FIDELITY BANK, N.A.), its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101
N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIFTY MILLION DOLLARS ($50,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                      SCHEDULE A TO THE
                                                        REVOLVING NOTE
                                                        OF AIRGAS, INC.
                                                   DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


REVOLVING NOTE

$50,000,000.00                                               September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CORESTATES BANK, N.A., its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIFTY MILLION DOLLARS ($50,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement.   Further, in the event the payment of all sums
due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                          REVOLVING NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________

                                                      REVOLVING NOTE

$50,000,000.00                                        September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA ILLINOIS, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIFTY MILLION DOLLARS ($50,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement.   Further, in the event the payment of all sums
due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE

                                                         REVOLVING NOTE
                                                          OF AIRGAS, INC.
                                                      DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


REVOLVING NOTE

$50,000,000.00                                             September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIFTY MILLION DOLLARS ($50,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement.   Further, in the event the payment of all sums
due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                         SCHEDULE A TO THE

                                                          REVOLVING NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


REVOLVING NOTE

$40,000,000.00                                           September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CIBC INC., its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FORTY MILLION DOLLARS ($40,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                          REVOLVING NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996



                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


REVOLVING NOTE

$40,000,000.00                                     September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of PNC BANK NATIONAL ASSOCIATION, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FORTY MILLION DOLLARS ($40,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement.   Further, in the event the payment of all sums
due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                          REVOLVING NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


REVOLVING NOTE

$40,000,000.00                                     September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of FLEET BANK, N.A. (f/k/a NATWEST BANK N.A.), its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FORTY MILLION DOLLARS ($40,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement.   Further, in the event the payment of all sums
due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________


                                                         SCHEDULE A TO THE
                                                           REVOLVING NOTE
                                                           OF AIRGAS, INC.
                                                      DATED SEPTEMBER 27, 1996



                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


REVOLVING NOTE

$20,000,000.00                                 September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE SANWA BANK, LTD. NEW YORK BRANCH, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of TWENTY MILLION DOLLARS ($20,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement.   Further, in the event the payment of all sums
due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                          REVOLVING NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


REVOLVING NOTE

$20,000,000.00                                     September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of SOCIITI GINIRALE, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of TWENTY MILLION DOLLARS ($20,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement.   Further, in the event the payment of all sums
due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                          REVOLVING NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996

                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


REVOLVING NOTE

$20,000,000.00                                       September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE BANK OF NOVA SCOTIA, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of TWENTY MILLION DOLLARS ($20,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                          REVOLVING NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                              September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A., successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                         COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                          September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE BANK OF NEW YORK, successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                         COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                            September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (f/k/a FIRST FIDELITY BANK, N.A.), successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                         COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                           September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CORESTATES BANK, N.A., successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                        COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996



                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                            September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA ILLINOIS, successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________


                                                        SCHEDULE A TO THE
                                                         COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996



                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                             September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO, successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                         COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                          September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CIBC INC., successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                         COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                       September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of PNC BANK NATIONAL ASSOCIATION, successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                         COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                            September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of FLEET BANK, N.A. (f/k/a NATWEST BANK N.A.), successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                         COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                              September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE SANWA BANK, LTD. NEW YORK BRANCH, successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement.   Further, in the event the payment of all sums
due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.



                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                        COMPETITIVE NOTE
                                                         OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                             September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of SOCIETE GENERALE, successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                         COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996



                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________


COMPETITIVE NOTE

$500,000,000                                     September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE BANK OF NOVA SCOTIA, successors and permitted assigns (the "Lender"), at such place or places as the holder hereof may designate from time to time, at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________


                                                        SCHEDULE A TO THE
                                                         COMPETITIVE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996


                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________

                                SWINGLINE NOTE

$5,000,000                                         September 27, 1996


                   FOR VALUE RECEIVED, AIRGAS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A., its successors and assigns (the "Swingline Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Eighth Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Swingline Lender and other Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIVE MILLION DOLLARS ($5,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.4(c) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section
3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Swingline Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            AIRGAS, INC.

                                            By /s/ Jeffrey P. Cornwell
                                               ____________________________


                                            Title Vice President
                                                  _________________________

                                                        SCHEDULE A TO THE
                                                          SWINGLINE NOTE
                                                          OF AIRGAS, INC.
                                                     DATED SEPTEMBER 27, 1996



                                                     Unpaid      Name of
        Type                                        Principal    Person
        of    Interest           Payments           Balance      Making
Date    Loan  Period      Principal    Interest     of Note      Notation
____    ____  ________    _________    ________     _________   _________